EXECUTION

Exhibit 10.2

ACCOUNTING SERVICES Agreement

THIS ACCOUNTING SERVICES AGREEMENT ("Agreement"), effective as of June 1, 2016 (the "Effective Date"), is made by and among LipimetiX Development, Inc., a Delaware corporation (the "Company") and Capstone Therapeutics Corp., a Delaware corporation ("Capstone").

RECITALS:

WHEREAS, the Company desires to retain Capstone to provide certain services for the Company as provided herein;

WHEREAS, Capstone desires to provide such services to the Company as provided herein; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT:

1.	Engagement. The Company hereby engages Capstone to provide the services set forth in Section 2 hereof to the Company, and Capstone hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2.	Services. Capstone agrees to provide all accounting, treasury, funds management and finance functions for the Company, including without limitation, maintaining the Company's books and records, managing the Company's funds, including receipts and disbursements, overseeing the preparation of tax returns, and preparing financial statements (collectively, the "Accounting Services"). Capstone shall report to the Board of Directors (“Board”) of the Company.

3.	Term. The term of Capstone's engagement hereunder shall commence on the Effective Date and shall continue until the earlier to occur of (in either case, the "Term"):

a.	Mutual termination upon 60 days prior written agreement; or

b.	Termination by either party to the other party upon 60 days written notice; provided, that a termination by the Company is subject to the provisions of Section 4.1 of the Stockholders’ Agreement.

4.	Compensation.

a.	Accounting Services Fee. In consideration of the Accounting Services, Capstone shall be paid a service fee during the Term at the rate of $10,000 per month, payable in advance (the "Accounting Services Fee"). However, Accounting Fees will only be due and payable to the extent funding is available, as unanimously approved by the members of the Board, and as reflected in the approved operation budget in effect at that time.

b.	Reimbursement for Expenses. Capstone shall be reimbursed for out-of-pocket travel expenses and for other out-of-pocket expenses approved in advance by the Company’s Board. All such expenses shall be documented and submitted in accordance with the reimbursement policies of the Company in effect from time to time.

5.	Compliance with the Laws. Capstone shall at all times in performance of the Accounting Services and any other obligations of Capstone in connection with this Agreement comply with all applicable federal, state or local laws, rules, regulations and orders of any court, tribunal or administrative agency having jurisdiction over Capstone, the Company or the Accounting Services (collectively, the "Laws"). Capstone shall, in connection with the Accounting Services, make all commercially reasonable efforts to remain aware of all existing Laws and any new developments under the Laws, and the requirements for compliance with such Laws, that are applicable to Capstone, the Company or the Accounting Services.

6.	Independent Contractor. The parties intend that Capstone shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. Capstone shall not be entitled to any benefits paid by the Company to its employees. Capstone shall be solely responsible for any tax consequences applicable to Capstone by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to Capstone’s performance of services hereunder. Capstone shall promptly pay its employees all amounts owed to such employees. Capstone shall comply with all applicable state, federal and local laws, including laws and regulations covering wages and payroll withholding.

7.	Amendments. Any amendments to this Agreement shall be made in writing and signed by all parties hereto.

8.	Enforceability; Remedies. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be. Capstone shall reimburse the Company reasonable attorney's fees incurred by the Company in connection with the collection or attempt to collect, any damages arising from Capstone's failure to fulfill any provisions or responsibility provided herein. The remedies set forth in this Agreement shall be cumulative and no one shall be construed as exclusive of any other or of any remedy provided by law, and failure of any party to exercise any remedy at any time shall not operate as a waiver of the right of such party to exercise any remedy for the same or subsequent default at any time thereafter.

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9.	Governing Law, Venue and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of laws thereunder.

10.	Assignment. This Agreement and the obligations created hereunder may not be assigned by either party hereto, and any such purported assignment shall be null and void ab initio.

11.	Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid, by an overnight delivery service, charges prepaid, or by confirmed telecopy, in each case addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:	LipimetiX Development, Inc.
5 Commonwealth Road
Natick, MA 01770
Attention: Dennis I. Goldberg, Ph.D.
Facsimile: 978-443-2364

If to Capstone:	Capstone Therapeutics Corp.
1275 West Washington Street,
Tempe, Arizona 85281
Attention: John M. Holliman, III,
Executive Chairman
Facsimile: 602-682-7018

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

12.	Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the Effective Date.

LipimetiX Development, Inc.

By: /s/ Dennis I. Goldberg
Name: Dennis I. Goldberg, Ph.D
Title: Manager

Capstone Therapeutics Corp.

By: /s/ John M. Holliman, III
Name: John M. Holliman, III
Title: Executive Chairman

Signature Page - Accounting Services Agreement